EXHIBIT 5.1

February 5, 2004

Asset Acceptance Capital Corp.
6985 Miller Road
Warren, Michigan 48092

     Re:    Registration Statement on Form S-1 (Rule 462(b)) for Asset Acceptance Capital Corp.

Ladies and Gentlemen:

     We have acted as counsel for Asset Acceptance Capital Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of shares of Common Stock, $0.01 par value, of the Company for a proposed maximum aggregate offering price of $5,750,000 (the “Rule 462(b) Registration Statement”). The shares registered under the Rule 462(b) Registration Statement (the “Shares”) are to be purchased by certain underwriters together with the shares registered pursuant to a Registration Statement on Form S-1, as amended (File No. 333-109987), of the Company that was declared effective on February 4, 2004 (the “Related Registration Statement”).

     In our capacity as your counsel, we have examined the proceedings proposed to be taken in connection with this sale and issuance of the Shares and we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions set forth herein.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is in good standing under the laws of the state of Delaware.

     2. The Shares when issued and sold in the manner referred to in the Related Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as Exhibit 5.1 of the Rule 462(b) Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting a part of the Related Registration Statement and incorporated by reference in the Rule 462(b) Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

DYKEMA GOSSETT PLLC

/s/ DYKEMA GOSSETT PLLC